August 16, 2012

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT THE 2012 CITIGROUP MLP/MIDSTREAM INFRASTRUCTURE CONFERENCE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chief Executive Officer, and Jeffrey P. Wood, Chief Financial Officer, will host investor meetings at the 2012 Citigroup MLP/Midstream Infrastructure Conference in Las Vegas, NV on Wednesday, August 22nd and Thursday, August 23rd, 2012.
Accompanying presentation materials will be available the morning of Wednesday, August 22nd on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.
Contacts:

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations